UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

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INTER PARFUMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTER PARFUMS, INC.
551 Fifth Avenue
New York, New York 10176

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on July 24, 2009

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at the offices of the company, at

Inter Parfums, Inc.
551 Fifth Avenue – 15th Floor
New York, NY 10176
Tel: 212.983.2640

on July 24, 2009 at 10:00 A.M., New York City Time, for the following purposes:

(1)	To elect a board of directors consisting of nine (9) members to hold office until our next annual meeting and until their successors shall have been elected and qualified; and
(2)	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on June 19, 2009 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to July 24, 2009.

By Order of our board of directors

Michelle Habert
Secretary

Dated: June 19, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

INTER PARFUMS, INC.

PROXY STATEMENT

IMPORTANT NOTICE
REGARDING THE AVAILABILITY OF PROXY MATERIALS
For the Shareholder Meeting to Be Held on July 24, 2009

•	This proxy statement and the company’s annual report to shareholders for fiscal year ended December 31, 2008 are available at:

http://www.vfnotice.com/interparfums/

•	Accessing this website will not infringe upon your anonymity.

General

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on July 24, 2009 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refers to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately June 19, 2009. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

•	FOR the election of the nine (9) directors referred to in this proxy statement.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2008, which contains financial statements audited by the company’s independent registered public accounting firm, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to solicitation of the proxies by use of the mails, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

Voting Securities and Principal Holders Thereof

Our board of directors fixed the close of business on June 19, 2009 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of June 1, 2009, 30,060,839 shares of the our common stock were outstanding. Each share of our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The nine (9) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

Members of our management have been informed that our controlling shareholders intend to vote in favor of all of the nominees for directors. Therefore, all of the nominees are all likely to be elected. We know of no business other than the election of directors that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information, as of June 1, 2009 with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. As of June 1, 2009 we had 30,060,839 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership(1)		Approximate Percent of Class
Jean Madar c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	8,101,965	(2)	26.7%
Philippe Benacin c/o Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008 Paris, France	8,017,999	(3)	26.4%
Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	121,500	(4)	Less than 1%
Philippe Santi Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	40,500	(5)	Less than 1%
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	73,688	(6)	Less than 1%
Jean Levy Chez Axcess Groupe 8 rue de Berri 75008 Paris, France	7,125	(7)	Less than 1%
Robert Bensoussan-Torres c/o Sirius Equity LLP 52 Brook Street W1K 5DS London	13,125	(8)	Less than 1%
Serge Rosinoer 14 rue LeSueur 75116 Paris, France	15,114	(9)	Less than 1%
Patrick Choël Universite -82 7 rue de Talleyrand 75007, Paris, France	8,075	(10)	Less than 1%
Frederic Garcia-Pelayo Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	3,000	(11)	Less than 1%
Axel Marot Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	0		NA
Hugues de la Chevasnerie Inter Parfums, S.A. 4, Rond Point Des Champs Elysees 75008, Paris France	0		NA
Henry B. (Andy) Clarke c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	20,675	(12)	Less than 1%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	3,828,883	(13)	12.5%
All Directors and Officers as a Group (16 Persons)	16,420,766	(14)	53.5%

(1)	All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations. Jean Madar, the Chairman of the Board and Chief Executive Officer of Inter Parfums and Philippe Benacin, the Vice Chairman of the Board and President of Inter Parfums, have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market.
(2)	Consists of 3,403,424 shares held directly, 4,516,066 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 182,475 shares. Includes 1,400,000 shares pledged as collateral for personal loans/lines of credit.
(3)	Consists of 4,719,460 shares held directly, 2,891,064 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, 225,000 shares for which proxies are held, and options to purchase 182,475 shares.
(4)	Consists of 27,000 shares held directly and options to purchase 94,500 shares.
(5)	Consists of shares of common stock underlying options.
(6)	Consists of 45,563 shares held directly, 22,500 shares held indirectly by his children and options to purchase 5,625 shares.
(7)	Consists of 1,500 shares held directly and options to purchase 5,625 shares.
(8)	Consists of 7,500 shares held directly and options to purchase 5,625 shares.
(9)	Consists of 10,050 shares held directly and options to purchase 5,064 shares.
(10)	Consists of 5,450 shares held directly and options to purchase 2,625 shares.
(11)	Consists of shares of common stock underlying options.
(12)	Consists of 5,675 shares held directly and options to purchase 15,000 shares.
(13)	Information derived from an Amendment to Schedule 13G dated January 26, 2009.
(14)	Consists of 15,653,352 shares held directly or indirectly, options to purchase 542,514 shares and proxies to vote 225,000 shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. During 2008 our board of directors initially consisted of eleven (11) directors. During October 2008 Mr. Jean Cailliau stepped down from our board for personal reasons, and during January 2009 Mr. Joseph A. Caccamo stepped down from our board for personal reasons. Neither director had any disputes or disagreements with our company. Our board of directors presently consists of nine (9) directors, with a majority of independent directors.

Our present board of directors consists of Messrs. Jean Madar, Philippe Benacin, Russell Greenberg, Philippe Santi, Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres, Serge Rosinoer and Patrick Choël, who were elected by the shareholders at the company’s last annual meeting of shareholders held in July 2008 and who are nominees for reelection.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable to or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the board of directors are kept informed of our business by various reports and documents made available to them. Our board of directors held 19 meetings (or executed consents in lieu thereof), including meetings of committees of the full board of directors during 2008, and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full board of directors and committees of which they were a member.

We have adopted a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.:
Shareholder Relations. In addition, our Code of Business Conduct is also maintained on our website, at www.interparfumsinc.com.

During 2008 our board of directors had the following standing committees:

•	Audit Committee — The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our company which prepare or issue an audit report for our company. During 2008, the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël.

Our company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. Finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. In addition, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our company has been met with resistance from both present and former directors to being named as such primarily due to potential additional personal liability.

However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

•	Executive Compensation and Stock Option Committee — The Executive Compensation and Stock Option Committee oversees the compensation of our company’s executives and administers our company’s stock option plans. During 2008, the members of such committee consisted of Messrs. Heilbronn, Levy and Choël. We presently do not have a separate charter for our Executive Compensation and Stock Option Committee.

Our board of directors does not maintain a standing nominating committee or a committee performing similar functions. In view of the agreement and understanding of Messrs. Jean Madar and Philippe Benacin who beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock and have agreed to vote their shares in a like manner, our board of directors does not believe it necessary for our company to have such a committee. Also as a “controlled company” under the applicable rules of The Nasdaq Stock Market, we are exempt from the nominating committee requirements. During 2008, our board of directors as a group agreed to nominate the same nine (9) members of the board who had served the prior year.

Director Independence

The following are our directors who are “independent directors” within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn
Jean Levy
Robert Bensoussan-Torres
Serge Rosinoer
Patrick Choël

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website.

However, as stated above, Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares in a like manner. As Messrs. Madar and Benacin beneficially own more than 50% of the outstanding shares of the Inter Parfums’ common stock, Inter Parfums is considered a “controlled company” under the applicable rules of The Nasdaq Stock Market. As a controlled company, we are exempt for certain of the corporate governance rules of The Nasdaq Stock Market, such as the requirement of a nominating committee of the board.

In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn, Levy and Choël, are independent within the meaning of those rules. We are not exempt from the more stringent rules relating to director independence for the members of our Audit Committee by virtue of the controlled company exception.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our Company for at least the past five years.

Jean Madar

Jean Madar, age 48, the Chief Executive Officer a Director, has been the Chairman of the Board since our company’s inception, and is a co-founder of our company with Mr. Philippe Benacin. From inception until December 1993 he was the President of our company; in January 1994 he became Director General of Inter Parfums, S.A., our company’s subsidiary; and in January 1997 he became Chief Executive Officer of our company. Mr. Madar was previously the managing director of Inter Parfums, S.A., from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Philippe Benacin

Mr. Benacin, age 50, a Director, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the Chief Executive Officer and President of Inter Parfums, S.A. for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983.

Russell Greenberg

Mr. Greenberg, age 52, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to our board of directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined our company in June 1992.

Philippe Santi

Philippe Santi, age 47 and a Director since December 1999, is the Director General Delegué – Executive Vice President of Inter Parfums, S.A. Mr. Santi, who is a is a Certified Accountant and Statutory Auditor in France, has been the Chief Financial Officer of Inter Parfums, S.A. since February 1995. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young.

Francois Heilbronn

Mr. Heilbronn, age 48, a Director since 1988, an independent director and a member of the Audit Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut D’ Etudes Politiques De Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co.

Jean Levy

Jean Levy, age 76, a Director since August 1996, an independent director and a member of the Audit Committee and the Executive Compensation and Stock Option Committee, worked for twenty-seven years at L’Oreal, and was the President and Chief Executive Officer of Cosmair, the exclusive United States licensee of L’Oreal, from 1983 through June 1987. In addition, he is the former President and Chief Executive Officer of Sanofi Beaute (France). For more than the past five years, Mr. Levy has been an independent advisor as well as a consultant for economic development to local governments in France. A graduate of l’Institut d’Etudes Politiques de Paris, he also attended Yale Graduate School and was a recipient of a Fulbright Scholarship. He was also a Professor at l’Institut d’Etudes Politiques de Paris. He was formerly a director of Zannier Group and Escada Beaute Worldwide and Rallye, S.A. In addition, Mr. Levy was also a director (Chairman of the Board until October 2001) of Financière d’Or, and its subsidiary, Histoire d’Or which is in the retail jewelry business. Mr. Levy was formerly a consultant to Ernst & Young, Paris through 2004. He is currently a board member of Price Minister, an internet based retailer located in Paris.

Robert Bensoussan-Torres

Robert Bensoussan-Torres, age 51, has been a Director since March 1997, and also is an independent director. Mr. Bensoussan is the co-founder of Sirius Equity, a retail and branded luxury goods investment company. In November 2001, he became the Chief Executive Officer of Jimmy Choo Ltd., a luxury shoe and ready to wear accessory company. In 2007 Jimmy Choo Ltd. was sold to a private equity firm. From 1999 to December 2000, he was the Managing Director of Gianfranco Ferre fashion group, based in Milano, Italy. Previously Mr. Bensoussan-Torres was a Director of Towers Consulting Europe, Ltd. Towers Consulting Europe, Ltd. is a consulting company based in London, which specializes in strategic advise in connection with mergers and acquisitions in the luxury goods business. Mr. Bensoussan-Torres was the Chief Executive Officer of Christian Lacroix, Paris, a subsidiary of LVMH Group, from February 1993 until May 1998. Christian Lacroix is a French Haute Couture House and has activities in the field of apparel, accessories and fragrances. From December 1990 through January 1993 he was based in Munich, Germany, as the International Sales Director of The Escada Group.

Serge Rosinoer

Mr. Rosinoer, age 78, was appointed to our board of directors in December 2000, as an independent director. Mr. Rosinoer has devoted most of his career to the personal care, cosmetics and fragrance industry. Mr. Serge Rosinoer is presently the Chairman of the Supervisory Board of Clarins SA. In 1978, Mr. Rosinoer joined the Clarins Group as Vice President and Chief Operating Officer where he was largely responsible for its rapid international expansion. As COO, then CEO since 1978, Mr. Rosinoer oversaw the transformation of Clarins into a major force in cosmetics, skin care and fragrance, with annual sales of approximately 600 million Euro and more than 4,000 employees. He retired from active duty in June of 2000, but continues to serve on the board of directors of Clarins. Earlier in his career he was President of Parfums Corday. He also held senior level executive positions at Max Factor, where he had full supervision of that cosmetics company’s European production and sales. Mr. Rosinoer has served several terms as President of the French Prestige Cosmetics Association and currently serves as Conseiller du Commerce Extérieur de la France.

Patrick Choël

Mr. Choël, age 65, was appointed to the board of directors in June 2006 as an independent director, and is a member of both the Audit Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël worked as the President and CEO of two divisions of LVMH, first the LVMH Perfumes and Cosmetics Division, which included such well known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others, and later, Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business. Prior to such time, for approximately 30 years, he work at various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA.

Hugues de la Chevasnerie

Hugues de la Chevasnerie, age 40, became the Director of Burberry Fragrances in December 2006. Prior to joining Burberry Fragrances, Mr. Chevasnerie was from February 2002 the Vice President of International Marketing, Davidoff & Chloé, at Coty Inc. From 1994 to 2002, he held various positions at LVMH – Parfums Christian Dior, including Group Head for Men’s Perfumes from 1999 to 2002.

Frederic Garcia-Pelayo

Frederic Garcia-Pelayo, age 50, became the Director of the Luxury and Fashion division of Inter Parfums, S.A. in March 2005. He was previously the Director of Marketing and Distribution for Perfume and Cosmetics for Inter Parfums, S.A. and was named Executive Vice President in 2004. Previously Mr. Garcia-Pelayo was the Director of Export Sales of Inter Parfums, S.A. from September 1994. Prior to September 1994, Mr. Garcia-Pelayo was the Export Manager for Benetton Perfumes for seven (7) years.

Axel Marot

Axel Marot, age 35, was the Supply Chain Manager when he joined Inter Parfums, S.A. in 2003 and has been the Director of Operations for Inter Parfums, S.A. since January 2005. Prior to joining Inter Parfums, S.A., Mr. Marot was a Supply Chain Manager for Nestlé.

Andy Clarke

Henry B. “Andy” Clarke, age 48, was appointed as President of Inter Parfums USA, LLC – Specialty Retail Division in January 2008, which presently encompasses fragrance and personal care products produced for Gap, Banana Republic, New York & Company, Brooks Brothers and bebe. Mr. Clarke has been employed by our company since 2001. Prior to joining the Company Mr. Clarke had spent seventeen years in the beauty business in various capacities.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis, except for each of Messrs. Benacin and Madar, who each filed one Form 4, 15 days late in October 2008 reporting one sale of 61 shares.

Executive Compensation

Compensation Discussion and Analysis

General

The executive compensation and stock option committee of our board of directors is comprised entirely of independent directors and oversee the compensation (base salary, annual bonus and long term incentives) of our company’s executive officers and administers our company’s stock option plans, other than the non-employee directors stock option plan, which is self executing.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. Although our business has grown over the past several years as evidenced by our increased sales and growing portfolio of brand names, we do not have the resources comparable to the cosmetic giants in our industry, and accordingly cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

Mr. Madar, the chairman and chief executive officer, takes the initiative after discussions with Mr. Russell Greenberg, an Executive Vice President, Chief Financial Officer and a Director, and recommends executive compensation levels for executives in the United States. Mr. Benacin, the president of Inter Parfums, S.A., takes the initiative after discussions with Philippe Santi, the Chief Financial Officer of Inter Parfums, S.A., and recommends executive compensation levels for executives in Europe. The recommendations are presented to the compensation committee for its consideration, and the compensation committee makes a final determination regarding salary adjustments and annual award amounts to executives, including our chief executive officer and president. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest shareholder’s, therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The compensation committee believes that the individual executive compensation are at levels comparable with executives in other companies of similar size and stage of development that operate in fragrance industry and take into account our company’s performance and our own strategic goals. Further, the compensation committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives to allow the our Company to achieve a high rate of growth and profitability, which management believes will result in a substantial increase in value to our shareholders.

Elements of Compensation

Generally, the compensation of our executive officers is comprised of base salaries, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the compensation committee considers individual performance, level of responsibility, skills and experience, and other compensation awards or arrangements. The compensation committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from our Chief Executive Officer and the President of Inter Parfums, S.A., as well as information regarding compensation levels at competitors in our industry.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed. For executive officers of United States operations, the bulk of their annual compensation is in base salary. However, for executive officers of European operations base salary comprises a smaller percentage of overall compensation.

None of the executive officers for United States operations have employment agreements, as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment. Unfortunately, with the global economic downturn commencing in the fourth quarter of 2008, the market price of our common stock as reported by The Nasdaq Stock Market has decreased substantially. Further, consolidated net sales of our company for the first quarter of 2009 had decreased. Further still, we have published guidance for 2009, assuming the dollar remains at current levels, for a further decrease in net sales and income. Based upon the recommendations of the chief executive officer, the compensation committee authorized a (i) rollback the $20,000 increase in the annual base salaries previously authorized for the chief financial officer and president of Inter Parfums USA, LLC (Specialty Retail Division), so that their annual base salaries would return to the levels paid in 2008, and (ii) decrease the annual base salary by $20,000 of the chief executive officer, all on a pro rata basis effective as of April 16, 2009.

Bonus Compensation/Annual Incentives

Determination of the amount of annual bonus compensation to executives of United States operations, other than the chief executive officer, has been discretionary, and depends upon the performance the individual as well as the results of the company as a whole. We believe that having flexibility in structuring annual bonus compensation is a benefit. Such annual cash bonus compensation is generally a percentage of the annual base salary.

However, in order for the chief executive officer to receive a cash bonus, United States operations has to achieve after tax profit target. In 2008, based upon such targets, our chief executive officer did not earn any cash bonus. In 2007, based upon such targets, our chief executive officer earned a $100,000 cash bonus. For 2009 the compensation committee has determined to use the same after tax profit target for our company’s United States operations to calculate the chief executive officer’s bonus.

Cash bonuses for executive officers of European operations generally consist of a larger portion of overall compensation as compared to executive officers of United States operations. The compensation committee believes that such larger bonus compensation is commensurate with the marketplace for comparable industry executives in Paris, where European operations maintain their headquarters.

In addition, as required by French law, Inter Parfums, SA maintains its own profit sharing plan for all French employees, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Inter Parfums, SA.

Long Term Incentives

Stock Options.  We link long-term incentives with corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty. As a general rule, the number of options granted is determined by several factors, but most importantly, both individual and company operating results for the past year, as well as past option grants to such executives.

For executive officers of United States operations and Mr. Benacin, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. In addition, we have temporarily discontinued all option grants to purchase shares of our majority-owned, French subsidiary, Inter Parfums, S.A. to avoid dilution of our ownership interest in Inter Parfums, S.A. In lieu of option grants to purchase shares of our majority-owned, French subsidiary, we have granted options to our French executive officers and employees under the French Addendum to our stock option plan, which have a term of 6 years and vest 4 years after the date of grant.

We believe that the vesting period of these options serve a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period, matches the service period with the potential benefits of the option. Pursuant to our stock option plan, non-qualified stock options granted to executives terminate immediately upon the executive’s termination of association with our company. This termination provision coupled with a vesting period, reduces benefits afforded to an executive when an executive officer leaves our employ.

Over the past several years, as our company has grown and the market price or our common stock has increased, Messrs. Madar and Benacin have realized substantial compensation as the result of the exercise of their options. As the two executives most responsible for continued growth and success of our company, the Committee believes the granting of options is an appropriate tool to tie a substantial portion of their compensation to the success of our company and is completely warranted.

Generally we grant options to executive officers in December of each year. However, we had granted options in February 2008, after our stock option plan was amended, to French executive officers and French employees who had not received any option awards in 2007.

Unfortunately, with the global economic downturn commencing in the fourth quarter of 2008, the market price of our common stock as reported by The Nasdaq Stock Market has decreased substantially. As the result of such price decline, all outstanding options, other than the option grants made on December 31, 2008, have exercise prices which are in excess of the market price, thus rendering such options potentially worthless. It is the hope of the compensation committee that the most recent option grant with a lower exercise price based upon the market price at the time, as compared to prior years, will still act as a sufficient additional incentive for increased individual executive performance.

The actual compensation realized as the result of the exercise of options in the past, as well as the future potential of such rewards, are powerful incentives for increased individual performance and ultimately increased company performance. In view of the fact that the executive officers named above contribute significantly to our profitable operations, the compensation committee believes the option grants are valid incentives for these executive officers and are fair to our shareholders.

Stock Appreciation Rights.  Our 2004 stock option plan authorizes us to grant stock appreciation rights, or SARs. An SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under the 2004 plan. While the compensation committee currently does not plan to grant any SARs under our 2004 plan, it may choose to do so in the future as part of a review of the executive compensation strategy.

Restricted Stock.  We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers.However, while the compensation committee currently does not plan to authorize any restricted stock plans, the compensation committee may choose to do so in the future as part of a review of the executive compensation strategy.

No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401K plan for United States operations. However, we do not match any contributions to such plan, as we have determined base compensation together with annual bonuses and stock option awards, are sufficient incentives to retain talented employees. Our European operations maintains a pension plan for it employees as required by French law.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions included in Amendment No. 1 to the Annual Report on Form 10-K for fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission, as well as this proxy statement. Based on this review and discussion, we recommended to the board of directors that the Compensation Discussion and Analysis referred to above be included in Amendment No. 1 to the Annual Report on Form 10-K for fiscal year ended December 31, 2008 as well as this proxy statement.

Francois Heilbronn
Jean Levy
Patrick Choël

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the 3 most highly compensated executive officers of our Company. This table covers all such compensation during fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. For all compensation related matters disclosed in this Item 11, all amounts paid in euro have been converted to US dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jean Madar, Chief Executive Officer	2008	400,000	—	—	98,000	—	—	—	498,000
	2007	400,000	100,000	—	124,000	—	—	—	624,000
	2006	400,000	—	—	252,000	—	—	—	652,000
Russell Greenberg, Chief Financial Officer	2008	435,000	35,000	—	37,000	—	—	2,214	553,214
	2007	405,000	43,100	—	98,000	—	—	2,214	546,100
	2006	375,000	30,000	—	167,000	—	—	2,214	577,214
Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Inter Parfums, S.A.	2008	324,489	229,258	—	98,000	—	11,757	104,039	767,543
	2007	263,750	170,000	—	124,000	—	10,610	93,479	661,090
	2006	226,206	153,174	—	252,000	—	8,800	84,199	724,379
Philippe Santi, Executive Vice President and Director General Delegue, Inter Parfums, S.A.	2008	324,498	229,258	—	49,000	22,632	11,757	—	637,000
	2007	263,750	216,000	—	—	27,474	10,610	—	517,834
	2006	226,206	197,302	—	105,000	22,621	8,800	—	559,929
Frédéric Garcia-Pelayo, Director Export Sales, Inter Parfums, S.A.	2008	324,489	229,258	—	49,000	22,632	11,757	—	637,136
	2007	263,750	216,000	—	—	27,474	10,610	—	517,834
	2006	226,206	197,302	—	166,000	22,621	8,800	—	620,929

(1)	Amounts reflected under Option Awards represent the expense recorded in our 2008, 2007 and 2006 audited consolidated financial statements based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 and filed with the SEC.
(2)	The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2008 and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense ($)	Lodging Expense ($)	Total ($)
Jean Madar, Chief Executive Officer	—	—	—	—
Russell Greenberg, Chief Financial Officer	—	2,214	—	2,214
Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Inter Parfums, S.A.	—	15,872	88,167	104,039
Philippe Santi, Executive Vice President and Director General Delegue, Inter Parfums, S.A.	—	—	—	—
Frédéric Garcia-Pelayo, Director Export Sales, Inter Parfums, S.A.	—	—	—	—

Plan Based Awards

The following table sets certain information relating to each grant of an award made to our executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Jean Madar	12/31/08	—	—	—	—	—	—	—	19,000	6.925	7.68
Jean Madar	2/14/08	—	—	—	—	—	—	—	13,875	11.297	10.68
Russell Greenberg	12/31/08	—	—	—	—	—	—	—	15,000	6.925	7.68
Philippe Benacin	12/31/08	—	—	—	—	—	—	—	19,000	6.925	7.68
Philippe Benacin	2/14/08	—	—	—	—	—	—	—	13,875	11.297	10.68
Philippe Santi	2/14/08	—	—	—	—	—	—	—	12,750	11.297	10.68
Philippe Santi		22,632	22,632	22,632	—	—	—	—	NA	NA	NA
Frédéric Garcia-Pelayo	2/14/08	—	—	—	—	—	—	—	12,750	11.297	10.68
Frédéric Garcia-Pelayo		22,632	22,632	22,632	—	—	—	—	NA	NA	NA

Options

As discussed above, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant. Further, as reported above, options granted to French employees under the French Addendum to our stock option plan, have a term of 6 years, and vest 4 years after the date of grant. Options were granted in February 2008 after the technical amendments to our stock option plan to comply with certain provisions of French law.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Under our stock option plans, the fair market value is determined by the average of the high and low price on the date of grant, not the closing price as reported by The Nasdaq Stock Market.

We also note that the Summary Compensation Table does not include income realized by the named executive officers as the result of the exercise of stock options, but rather reflects the dollar amount recognized for financial statement reporting purposes for options granted in accordance with SFAS 123R. However, value realized as the result of stock option exercises is set forth in the table entitled “Option Exercises and Stock Vested”.

During 2008 Mr. Santi realized $58,275 as the result of the exercise of a stock option to purchase shares of our company and an additional $154,308 as the result of the exercise of a stock option to purchase shares of our majority-owned subsidiary, Inter Parfums, S.A. In addition, Messrs. Benacin and Greenberg exercised stock options to acquire shares of our majority-owned subsidiary, Inter Parfums, S.A, and realized $123,446 and $46,000, respectively.

Inter Parfums, S.A. Profit Sharing Plan

As required by French law, Inter Parfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Inter Parfums, SA. Benefits are calculated based upon a percentage of taxable income of Inter Parfums, S.A. and allocated to employees based upon salary. The maximum amount payable per year per employee is 25,000 euros, or approximately $34,792.

Calculation of total annual benefits contribution is made according to the following formula:

50% of (Inter Parfums, S.A. net income, less 5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Outstanding Equity Awards At Fiscal Year-End

The following table sets certain information relating to outstanding equity awards in our company held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jean Madar	75,000			—	10.260	12/09/09
	75,000			—	9.967	04/19/10
	24,000			—	13.103	12/14/12
		36,000	(1)	—	13.103	12/14/12
	5,700			—	12.577	12/26/13
		22,800	(2)	—	12.577	12/26/13
	2,775			—	11.297	2/13/14
		11,100	(3)	—	11.297	2/13/14
		19,000	(4)	—	6.925	12/30/14

Russell Greenberg	37,500			—	10.260	12/09/09
	37,500			—	9.967	04/19/10
	15,000			—	13.103	12/14/12
		22,500	(5)	—	13.103	12/14/12
	4,500			—	12.577	12/26/13
		18,000	(6)	—	12.577	12/26/13
		15,000	(7)	—	6.925	12/30/14

Philippe Benacin	75,000			—	10.260	12/09/09
	75,000			—	9.967	04/19/10
	24,000			—	13.103	12/14/12
		36,000	(8)	—	13.103	12/14/12
	5,700			—	12.577	12/26/13
		22,800	(9)	—	12.577	12/26/13
	2,775			—	11.297	2/13/14
		11,100	(10)	—	11.297	2/13/14
		19,000	(11)	—	6.925	12/30/14

Philippe Santi	15,000			—	16.827	02/12/09
	11,250			—	10.260	12/09/09
	11,250			—	9.967	04/19/10
	3,000			—	13.103	12/14/12
		4,500	(12)	—	13.103	12/14/12
		12,750	(13)	—	11.297	2/13/14

Frédéric Garcia-Pelayo	3,000			—	13.103	12/14/12
		4,500	(14)	—	13.103	12/14/12
		12,750	(15)	—	11.297	2/13/14

(1)	Option vests as to 12,000 shares on each of 12/15/09, 12/15/10 and 12/15/11.
(2)	Option vests as to 5,700 shares on each of 12/26/09, 12/26/10, 12/26/11 and 12/26/2012.
(3)	Option vests as to 2,775 shares on each of 2/13/10, 2/13/11, 2/13/12 and 2/13/2013.
(4)	Option vests as to 3,800 shares on each of 12/30/09, 12/30/10, 12/30/11, 12/30/12 and 12/30/2013.
(5)	Option vests as to 7,500 shares on each of 12/15/09, 12/15/10 and 12/15/11.
(6)	Option vests as to 4,500 shares on each of 12/26/09, 12/26/10, 12/26/11 and 12/26/2012.
(7)	Option vests as to 3,000 shares on each of 12/30/09, 12/30/10, 12/30/11, 12/30/12 and 12/30/2013.
(8)	Option vests as to 12,000 shares on each of 12/15/09, 12/15/10 and 12/15/11.

(9)	Option vests as to 5,700 shares on each of 12/26/09, 12/26/10, 12/26/11 and 12/26/2012.
(10)	Option vests as to 2,775 shares on each of 2/13/10, 2/13/11, 2/13/12 and 2/13/2013.
(11)	Option vests as to 3,800 shares on each of 12/30/09, 12/30/10, 12/30/11, 12/30/12 and 12/30/2013.
(12)	Option vests as to 1,500 shares on each of 12/15/09, 12/15/10 and 12/15/11.
(13)	Option vests as to 100% on 2/14/2012.
(14)	Option vests as to 1,500 shares on each of 12/15/09, 12/15/10 and 12/15/11.
(15)	Option vests as to 100% on 2/14/2012.

The following table sets certain information relating to outstanding equity awards granted by Inter Parfums, S.A., our majority-owned French subsidiary which has its shares traded on the Euronext, held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OF INTER PARFUMS, S.A.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price (euros)(2)	Option Expiration Date
Jean Madar	14,641		15.10	08/26/09
	20,498		22.10	03/25/10
		14,641	20.60	05/26/11
		13,310	26.30	06/01/12

Russell Greenberg	3,222		9.20	08/26/09
	1,318		15.10	08/26/09
	1,172		22.10	03/25/10
		1,464	20.60	05/26/11
		1,065	26.30	06/01/12

Philippe Benacin	14,641		15.10	08/26/09
	20,497		22.10	03/25/10
		14,641	20.60	05/26/11
		13,310	26.30	06/01/12

Philippe Santi	7,321		15.10	08/26/09
	10,542		22.10	03/25/10
		8,785	20.60	05/26/11
		7,986	26.30	06/01/12

Frédéric Garcia-Pelayo	7,331		9.20	08/26/09
	7,321		15.10	08/26/09
	10,542		22.10	03/25/10
		8,785	20.60	05/26/11
		7,986	26.30	06/01/12

(1)	All options fully vest 4 years after the date of grant.
(2)	As of December 31, 2008 the closing price of Inter Parfums, S.A. as reported by Euronext was 18.05 euros, and the exchange rate was 1.3917 U.S. dollars to 1 euro.

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean Madar	—	—	—	—
Russell Greenberg	—	—	—	—
Philippe Benacin	—	—	—	—
Philippe Santi	11,250	58,275	—	—
Frédéric Garcia-Pelayo	—	—	—	—

(1)	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

The following table sets forth certain information relating to each option exercise effected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, of Inter Parfums, S.A., our majority-owned French subsidiary which has its shares traded on the Euronext, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jean Madar	—	—	—	—
Philippe Benacin	6,067	123,446	—	—
Russell Greenberg	3,627	46,000	—	—
Philippe Santi	10,631	154,308	—	—
Frédéric Garcia-Pelayo	—	—	—	—

(1)	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Pension Benefits

The following table sets forth certain information relating to payment of benefits following or in connection with retirement during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	—	—
Russell Greenberg	NA	NA	—	—
Philippe Benacin	Inter Parfums SA Pension Plan	NA	106,000	11,757
Philippe Santi	Inter Parfums SA Pension Plan	NA	106,000	11,757
Frédéric Garcia-Pelayo	Inter Parfums SA Pension Plan	NA	106,000	11,757

Inter Parfums, S.A. maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. This projected benefit obligations is then prorated to take into account seniority of the employees of Inter Parfums, S.A. on the calculation date.

In calculating benefits, the following assumptions were applied:

•	voluntary retirement at age 65;
•	a rate of 45% for employer payroll contributions for all employees;
•	a 5% average annual salary increase;
•	an annual rate of turnover for all employees under 55 years of age and nil above;
•	the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;
•	a discount rate of 4.4%.

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 60.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Agreements

As part of our acquisition in 1991 of the controlling interest in Inter Parfums, S.A., now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Inter Parfums. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days notice. For 2009 Mr. Benacin presently receives an annual salary of €229,600 (approximately $298,480, plus annual lodging expenses of €60,000 (approximately $78,000) and automobile expenses of €10,800 (approximately $14,040), which are subject to increase in the discretion of the board of directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(8)	Total ($)
Francois Heilbronn(1)	12,000	—	5,175	—	—	—	17,175
Joseph A. Caccamo(2)	8,000	—	5,175	—	—	—	13,125	(9)
Jean Levy(3)	12,000	—	5,175	—	—	7,530	24,705
Robert Bensoussan-Torres(4)	4,000	—	5,175	—	—	10,620	19,795
Jean Cailliau(5)	4,000	—	5,175	—	—	—	9,175
Serge Rosinoer(6)	4,000	—	2,588	—	—	7,530	14,118
Patrick Choël(7)	12,000	—	5,175	—	—	—	17,175

(1)	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 7,500 shares of our common stock.
(2)	Mr. Caccamo stepped down from the board of directors in January 2009. As of the end of the last fiscal year, Mr. Caccamo held options to purchase an aggregate of 19,500 shares of our common stock, 7,500 of which are held as nominee for his present firm and 12,000 of which are held as nominee for his former employer. Mr. Caccamo disclaims beneficial ownership of such options. In accordance with the terms of our 2004 Nonemployee Director Stock Option Plan, all of such options expire 90 days after Mr. Caccamo ceased to be a director.
(3)	As of the end of the last fiscal year, Mr. Levy held options to purchase an aggregate of 7,500 shares of our common stock.
(4)	As of the end of the last fiscal year, Mr. Bensoussan-Torres held options to purchase an aggregate of 7,500 shares of our common stock.
(5)	Mr. Cailliau stepped down from the board of directors in October 2008. As of the end of the last fiscal year, Mr. Cailliau held options to purchase an aggregate of 4,000 shares of our common stock. In accordance with the terms of our 2004 Nonemployee Director Stock Option Plan, all of such options expired 90 days after Mr. Cailliau ceased to be a director.
(6)	As of the end of the last fiscal year, Mr. Rosinoer held options to purchase an aggregate of 6,004 shares of our common stock.
(7)	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 6,000 shares of our common stock.
(8)	Represents the difference between the exercise price of the option and the fair market value of the underlying common stock on the date of exercise.
(9)	Does not include $223,000 paid for legal fees and expenses to Mr. Caccamo’s law firm.

For 2008 all nonemployee directors received $2,000 for each board meeting at which they participate. Mr. Caccamo’s board fees were paid to his law firm. In addition, all members of the Audit Committee receive an additional annual fee of $4,000 on January 1 of each year in which they serve on the Audit Committee.

We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company. Under such plans, options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule. In addition, options to purchase 2,000 shares are granted to each nonemployee director upon his initial election or appointment to our board.

On February 1, 2009, options to purchase 1,000 shares were granted to each of Francois Heilbronn, Jean Levy, Robert Bensoussan-Torres and Patrick Choël, and an option to purchase 500 shares was granted to Serge Rosinoer, all at the exercise price of $6.148 per share under the 2004 plan. Such options vest ratably over a 4 year period.

Equity Compensation Plan Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,138,375	11.23	1,213,369
Equity compensation plans not approved by security holders	—	N/A	—
Total	1,138,375	11.23	1,213,369

Certain Relationships and Related Transactions

Transactions with French Subsidiaries

In connection with the acquisitions by our subsidiary, Inter Parfums, S.A., of the world-wide rights under the Burberry license agreement and the Paul Smith license agreement, we guaranteed the obligations of Inter Parfums, S.A. under the Burberry and Paul Smith license agreements. In addition, Inter Parfums, S.A. has agreed to reimburse us for the compensation expense attributed to a former French executive officer, and vested options which are granted to French employees under the recent amendment to our stock option plan.

Remuneration of Counsel

Joseph A. Caccamo, a former director, is a shareholder of the law firm of GrayRobinson, P.A., our general counsel. During 2008, we paid GrayRobinson, P.A. $223,000 for their services and reimbursement of disbursements incurred on our behalf.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by the Company which prepare or issue an audit report for the Company. During 2008 the Audit Committee consisted of Messrs. Heilbronn, Levy and Choël.

Our company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. Finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. In addition, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our company has been met with resistance from both present and former directors to being named as such primarily due to potential additional personal liability.

However, as the result of the background, education and experience of the members of the Audit Committee, the Board of Directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars, LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee also discussed with Mazars LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Mazars LLP also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Mazars LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and Mazars LLP and the Audit Committee’s review of the representations of management and the report of Mazars LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of Mazars LLP in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Francois Heilbronn, Chairman
Jean Levy
Patrick Choël

Independent Accountants

General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Mazars LLP is expected to be present at the annual meeting with the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions.

On October 15, 2004 Mazars LLP was engaged as the principal accountants to audit the financial statements of Inter Parfums, Inc. The decision to engage Mazars LLP was approved by our audit committee.

Fees

The following sets forth the fees billed to us by Mazars LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2008 and December 31, 2007.

Audit Fees

During 2008 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $849,000. During 2007 the fees billed by Mazars LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $667,000.

Audit-Related Fees

Mazars billed us $11,000 and $25,000 for audit related fees during 2008 and 2007, respectively.

Tax Fees

Mazars LLP did not bill us for tax services during 2008 or 2007.

All Other Fees

Mazars LLP did not bill us for any other services during 2008 or 2007.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the first quarter of 2008 the audit committee authorized the following non-audit services to be performed by Mazars LLP.

•	We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2008.
•	We authorized the engagement of Mazars LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ending December 31, 2008. If we require further tax services from Mazars LLP, then the approval of the audit committee must be obtained.
•	If we require other services by Mazars LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.
•	We imposed a cap of $100,000 on the fees that Mazars can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.
•	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

In February 2009, the audit committee authorized the same non-audit services to be performed by Mazars LLP as disclosed above.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2010 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by February 19, 2010, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2010 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between April 23, 2010, and May 23, 2010; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our board of directors

Michelle Habert
Secretary

0

# INTER PARFUMS, INC.

**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

The undersigned hereby appoints Jean Madar and Russell Greenberg as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on June 19, 2009 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc. 551 Fifth Avenue, New York, New York 10176, July 24, 2009 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

**(Continued and to be signed on the reverse side)**

14475

ANNUAL MEETING OF STOCKHOLDERS OF

# INTER PARFUMS, INC.

**July 24, 2009**

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20900000000000000000 9 072409

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

**Please mark, date, sign and return this Proxy promptly in the enclosed envelope.**

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

# INTER PARFUMS, INC.

**July 24, 2009**

## PROXY VOTING INSTRUCTIONS

**INTERNET** - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

Vote online until 11:59 PM EST the day before the meeting.

**MAIL** - Sign, date and mail your proxy card in the envelope provided as soon as possible.

**IN PERSON** - You may vote your shares in person by attending the Annual Meeting.

| | |
|---|---|
| **COMPANY NUMBER** | |
| **ACCOUNT NUMBER** | |
| | |

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20900000000000000000 9 072409

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.**
**PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE** ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

**Please mark, date, sign and return this Proxy promptly in the enclosed envelope.**

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.